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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Mueller Industries, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the consolidated financial statements of Mueller Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Memphis, Tennessee
September 26, 1998